EXHIBIT 21
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                              LIST OF SUBSIDIARIES
                              --------------------


         Name of Subsidiary                          State of Incorporation
         ------------------------------------        --------------------------
         Genotec Nutritionals, Inc                   New Jersey
         Genotec Brokerage Corp.                     New Jersey